Exhibit 10.44

March 16, 2020

Dr. WilliamV. Williams

CEO

BriaCell Therapeutics Corporation

Suite 300

BellevueCentre, 235 – 15th Street

West Vancouver, BC V7T 2X1

RE: Second Extension of Loan Maturity Date

Dear Dr. Williams,

Regarding the Loan Agreements between ClearIt LLC and BriaCell Therapeutics Corporation, dated December 3, 2019, January 27, 2020 and February 20, 2020, ClearIt LLC, without penalty, hereby further extends the maturity dates of each loan from March 20, 2020 to March 26, 2020.

Sincerely,

/s/ Martin E. Schmieg

Martin E. Schmeig

Chief Executive Officer

11 Togan Way, Marblehead, MA01945 *1 (215) 300-9400 • Email: clearittattoo@gmail.com